Exhibit 21.1

                           Subsidiaries of the Company
                           ---------------------------

The following is a list of Lincoln Educational Services Corporation's subsidiaries:

Name                                                                                                Jurisdiction
----                                                                                                ------------

Lincoln Technical Institute, Inc. (wholly owned)                                                    New Jersey

New England Acquisition LLC (wholly owned)                                                          Delaware

Southwestern Acquisition LLC (wholly owned)                                                         Delaware

Nashville Acquisition, LLC (wholly owned through Lincoln Technical Institute, Inc.)                 Delaware

Euphoria Acquisition, LLC (wholly owned through Lincoln Technical Institute, Inc.)                  Delaware

Florida Acquisition, LLC (wholly owned)                                                             Delaware

ComTech Services Group Inc. (wholly owned through Lincoln Technical Institute, Inc.)                New Jersey